SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 23, 2010

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 23, 2010, Thomas M. Schoewe, executive vice president and chief financial officer of Wal-Mart Stores, Inc. (the “Company”) notified the Company that he will retire from his position as executive vice president and chief financial officer, effective on the close of business on November 30, 2010. On December 1, 2010, Mr. Schoewe will continue in his capacity as an executive vice president and be employed as an associate of the Company through January 31, 2011.

(c) On September 24, 2010, the Board of Directors appointed Charles M. Holley, age 54, as executive president and chief financial officer of the Company, effective as of the close of business on November 30, 2010. Since January 2007, Mr. Holley has served as the Company’s executive vice president-finance and treasurer. From 2005 to 2007, Mr. Holley served as a senior vice president of finance with responsibility for the Company’s accounting, tax, financial reporting and investor relations areas, as well as financial support responsibility for the Company’s real estate, benefits, risk management and information systems areas. From 2003 to 2005, Mr. Holley served as the Company’s senior vice president and controller. From 1999 to 2003, Mr. Holley was a senior vice president and chief financial officer of Walmart International, which included, in addition to other duties, the responsibility for the Company’s international acquisitions.

The Company issued a press release on September 29, 2010, announcing the appointment of Mr. Holley in his new role. A copy of the press release is furnished as Exhibit 99.1 to this report.

The Company entered into a post-termination agreement and covenant not to compete with Mr. Holley on March 14, 2010 (the “Noncompete Agreement”). The Noncompete Agreement is substantially similar to the form of post-termination agreement and covenant not to compete that is attached as Exhibit 10(p) to the Company’s Form 10-K filed on March 30, 2010. The Noncompete Agreement prohibits Mr. Holley, for a period of two years following termination of employment with the Company for any reason, from participating in a business that competes with the Company and from soliciting the Company’s associates for employment. The Noncompete Agreement also provides that, if Mr. Holley’s employment is terminated by the Company for any reason, other than for a violation of the Company’s policies, then the Company will continue to pay Mr. Holley’s base salary for two years following termination of employment. As consideration for executing the Noncompete Agreement, Mr. Holley received a grant of 17,886 shares of restricted stock.

(e) On September 28, 2010, the Company entered into a retirement agreement with Mr. Schoewe, which provides that Mr. Schoewe’s employment will continue through January 31, 2011 (the “Agreement”). The Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. Mr. Schoewe will receive his salary through January 31, 2011 and he will be eligible to participate in the Company’s Management Incentive Plan and his unvested stock options, restricted stock and performance shares will continue to vest in the normal course through January 31, 2011, with several exceptions. Mr. Schoewe will forfeit 100 percent of the 69,804 target performance shares he received on January 23, 2009, and 100 percent of the 62,465 target performance shares he received on January 21, 2010. The Company will accelerate certain restricted stock grants and stock option grants that are scheduled to vest in 2012, 2013, 2014 and 2015 as reflected in the Agreement. The Agreement, which also operates as an amendment to Mr. Schoewe’s covenant not to compete agreement, extends the non-competition and non-solicitation provisions through January 31, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Retirement Agreement by and between the Company and Thomas M. Schoewe dated September 28, 2010 (Exhibit B of which is incorporated by reference to Exhibit 10(f) to the Annual Report on Form 10-K of the Company for the fiscal year ended January 31, 2010, filed on March 30, 2010, and to Exhibit 10.2 to the Current Report on form 8-K of the Company dated December 12, 2005).

99.1	Press Release dated September 29, 2010 announcing management changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2010

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President – General Counsel Corporate Division

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Retirement Agreement by and between the Company and Thomas M. Schoewe, dated September 28, 2010 (Exhibit B of which is incorporated by reference to Exhibit 10(f) to the Annual Report on Form 10-K of the Company for the fiscal year ended January 31, 2010, filed on March 30, 2010, and to Exhibit 10.2 to the Current Report on form 8-K of the Company dated December 12, 2005).
99.1	Press Release dated September 29, 2010 announcing management changes.

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